Exhibit 3.12

FIRST AMENDMENT TO

OPERATING AGREEMENT OF KW SERENADE MANAGER, LLC

This First Amendment to Operating Agreement of KW Serenade Manger, LLC (this “First Amendment”) is made and entered into as of December 28, 2011 by K-W Properties, the sole member (“Member”) of KW Serenade Manger, LLC (“Company”). Capitalized terms used but not defined herein shall have the meaning set forth in the Operating Agreement, dated as of August 23, 2010 (the “Operating Agreement”), entered into by and among Member, RECP/UP Riverpark, LP (“Riverpark”), E.D., LLC (“ED”) and RECP/UP Serenade, LP (“RECP”).

WHEREAS, (i) pursuant to that certain Membership Interest Acquisition Agreement, dated as of the date hereof, by and between the Company and Riverpark, (ii) pursuant to that certain Membership Interest Acquisition Agreement, dated as of the date hereof, by and between the Company and ED, and (iii) pursuant to that certain Membership Interest Acquisition Agreement, dated as of the date hereof, by and between the Company and RECP, the Company acquired the Company membership interests formerly held by Riverpark, ED and RECP (collectively, the “Transfers”); and

WHEREAS, Member believes it is desirable and in the best interest of the Company to amend Exhibit A of the Operating Agreement to reflect the Transfers and evidence its consent thereto.

NOW, THEREFORE, Member hereby consents to the Transfers and amends the Operating Agreement as follows:

1. Pursuant to the Transfers, Riverpark, ED and RECP are no longer members of the Company and any references to Riverpark, ED and/or RECP in the Operating Agreement are hereby deleted.

2. Exhibit A of the Operating Agreement is hereby replaced in its entirety by Exhibit A attached hereto.

3. Except as expressly amended by the terms of this Amendment, the Operating Agreement shall remain in full force and effect in accordance with its terms.

[Signature Page Follows]

[SERENADE]

IN WITNESS WHEREOF, K-W Properties, the sole member, has executed this First Amendment to the Operating Agreement of KW Serenade Manager, LLC as of the date first written above.

K-W Properties, a California corporation

By:	/s/ Robert E. Hart
Name:	Robert E. Hart
Title:	Vice President

[SERENADE]

Exhibit A

CAPITAL CONTRIBUTION, ADDRESS AND PERCENTAGE INTEREST

OF MEMBER

Member’s Name	Member’s Address	Member’s Capital Contribution	Member’s Percentage Interest
K-W Properties, a California corporation	9701 Wilshire Boulevard, Suite 700 Beverly Hills, CA 90212	$.00	100%

	TOTAL:	$.00	100%

[SERENADE]